UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2004

The Immune Response Corporation

(Exact name of registrant as specified in its charter)

000-18006
(Commission File Number)

Delaware	33-0255679
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5931 Darwin Court, Carlsbad, California 92008
(Address of principal executive offices, with zip code)

(760) 431-7080
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement

On December 20, 2004, The Immune Response Corporation (the “Company”) entered into a new employment agreement with John Bonfiglio for him to continue to serve as President and Chief Executive Officer of the Company. Dr. Bonfiglio’s previous employment agreement with the Company expires on December 31, 2004. The new agreement is for two years effective January 1, 2005 through December 31, 2006 and shall be automatically extended for successive and additional two-year periods with various provisions for termination by either party.

The new agreement provides for an annual salary of at least $300,000 with benefits. The parameters of and standards for an annual bonus will be mutually agreed upon within 30 days from the effective date of the agreement. The Board of Directors approved a stock option grant of 250,000 shares on December 20, 2004 with an exercise price of $1.19 per share. 75,000 of the options shall vest on January 1, 2005. The remaining 175,000 options shall vest pro rata over the next two years on a daily basis.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Immune Response Corporation

Date: December 23, 2004	By:	/s/ Michael K. Green
Michael K. Green
Chief Financial Officer